September 20, 2004

Phil O'Neil
Vivendi Universal Games, Inc.
6080 Center Drive, 10th Floor
Los Angeles, CA 90045

RE: **Letter of Intent Regarding Distribution of Vivendi Games on Phantom Gaming Service**

Dear Mr. O'Neil:

The purpose of this letter ("**Letter**") is to confirm the agreement between Infinium Labs, Inc. ("**Infinium**") and Vivendi Universal Games, Inc. ("**Vivendi**") with respect to the distribution of certain games over Infinium's Phantom™ Gaming Service.

1. Right to Distribute Games. Vivendi grants to Infinium the right to distribute those Vivendi-owned games identified on Exhibit A attached hereto (the "**Vivendi Games**"). Infinium may distribute the Vivendi Games only as individual SKU's and only to end user subscribers of Infinium's Phantom Gaming Service, either as a download to end users or pre-installed on the Phantom Gaming Device. Infinium's rights are non-exclusive. Infinium is free to distribute games from third parties. Vivendi shall determine in its sole and exclusive discretion, on a product by product basis, whether Infinium may offer the Vivendi Games to end users: (a) for sale or (b) on a perpetual, (c) on a subscription or (d) on a time-limited basis.

2. Up-front Payments for Vivendi Games. For the right to distribute the Vivendi Games, Infinium shall pay to Vivendi $500,000 payable as follows: (i) $125,000 within 5 business days of execution of this Letter; (ii) $125,000 within 5 business days of execution of the Definitive Agreement (as defined below), and (iii) $250,000 upon receipt by Infinium of the golden master versions of all of the Vivendi Games (or a retail version of any Vivendi Game should the golden master for such Vivendi Game otherwise be unavailable). Should neither a golden master or retail version of any Vivendi Game be available or should Vivendi determine that any Vivendi Game should be removed from the list attached as Exhibit A for any reason (aside from the title's inability to function on the Phantom Gaming Device or Phantom Gaming System, as described in paragraph 7 below), the parties shall negotiate in good faith to replace such title with another title. Such amounts are non-recoupable and non-refundable.

3. Royalties. In addition to the up-front payments described in paragraph 2 above, Infinium shall pay to Vivendi quarterly royalties on amounts received from end users and attributable to the Vivendi Games (less refunds, rebates, and a reasonable reserve for bad debt not to exceed 10% of such royalties) in the amount of 20% for "Front Line" titles and 35% for back catalog/digitally-distributed titles.

4. Negotiation of Definitive Agreement. Although the provisions of this Letter are binding upon the parties, the parties agree to negotiate in good faith an agreement (the "**Definitive Agreement**") in order to memorialize additional terms and conditions applicable to the relationship established by this Letter. It is the intent of the parties to complete, execute and deliver the Definitive Agreement on or before October 1, 2004, or as soon thereafter as practicable.

5. Term. Infinium's rights to distribute, and obligation to pay royalties for, each Game shall continue for a period of two (2) years following the delivery of the golden master versions of such Game. Should

Infinium not commercially release the Phantom Gaming System and Phantom Gaming Device by September 1, 2005, then Vivendi shall have the right to immediately terminate this agreement.

6. End User License Agreements. Use of the Vivendi Games by end users shall be governed by a "click-wrap" license between Vivendi and the end users accompanying the Licensed Product. Use of the Service, including the right to download and to access the Vivendi Games, shall be governed by an agreement between the end users and Infinium. Vivendi shall have the right to review and approve any such agreement between the end users and Infinium (including any subsequent changes thereto). If there is a conflict between the terms of the "click-wrap" license between Vivendi and the end users and the agreement between Infinium and the end users, the terms and conditions of the "click wrap" license shall control.

7. Compatibility with Service and Device.

a. Infinium is solely responsible for insuring that the Vivendi Games are compatible with the Phantom Gaming Service and Phantom Gaming Device. If any Vivendi Game is not compatible with either the Phantom Gaming Service or Phantom Gaming Device based upon either party's business judgment, such party may remove such game from the list of Vivendi Games hereunder. Should any such game be removed from the list of Third Party Games, Vivendi shall not be responsible for providing a replacement game or for providing Infinium with reimbursement or refund.

b. Should any Vivendi Game require ongoing or direct payments to Vivendi, or Vivendi's licensors, for the continued use of such Vivendi Game (whether it be for the use of the multiplayer Internet component (i.e. Internet gaming service or massively multiplayer game), or otherwise), Infinium shall insure that such payments made by end users are made directly to Vivendi or Vivendi's licensor, as applicable, and such revenue shall not be included in the calculation of royalties.

8. Customer Service and Support. Infinium shall be responsible for all customer service and support of the Vivendi Games distributed to end users under this Agreement.

9. Security. Infinium shall use its best efforts in conformance with prevailing industry standards to ensure that the Vivendi Games are not copied, reverse engineered, or distributed in violation of the terms of this agreement or the applicable end user license agreement. Should either party learn of any breach by end users of the "click-wrap" license between Vivendi and the end users accompanying the Vivendi Games, Infinium shall, at Infinium's expense, provide reasonable assistance to Vivendi in pursuing remedies against any such end users. Vivendi may also, in its sole and absolute discretion, remove any and all Vivendi Games from this Agreement until it is reasonably satisfied that the Phantom System has been improved to prevent any similar breach by end users of the "click wrap" license. Infinium shall maintain reasonable technical measures, such as encryption, to prevent unauthorized access or use of the Service and the Vivendi Games and to insure compliance with its obligations hereunder.

10. Expenses. Each party shall bear its own costs and expenses with regard to all negotiations and activities relating to the subject matter of this Letter.

11. Miscellaneous. This Letter contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, between

the parties with respect to the subject matter hereof. No amendments or variations of the terms and conditions of this Letter shall be valid unless the same is in writing and signed by both parties.

Please indicate your acceptance of the terms of this Letter by signing in the place provided and returning a copy to me via facsimile to: 310-431-2377.

Very truly yours,
INFINIUM LABS, INC.

By: Kevin Bachus
Name: Kevin Bachus
Title: President and Chief Operating Officer

Understood and agreed to as of
the date of this Letter:
VIVENDI UNIVERSAL GAMES, INC.

By: Phil W O'Neil
Name: Philip W. O'Neil
Title: President/COO NA

EXHIBITA
VIVENDI GAMES

3D Ultra Mini Golf -DISC
3D Ultra Pinball Thrillride -DISC
3D Ultra Pinball: Creep Night- DISC
3D Ultra Pool- DISC
3D Ultra Radio Control Racers- DISC
911 Paramedic-DISC 1/17/03
Arcanum
Betrayal at Krondor
Betrayal in Antara - DISC
Caesar 2- DISC
Caesar 3-DISC 2/11/03
Casino Empire
Curse you Red Baron- DISC
Earthsiege - DISC
Earthsiege 2-DISC
Emperor: Rise of the Middle Kingdom
Empire Earth
Empire Earth: Art of Conquest
Extreme Chess-DISC
Gabriel Knight 2 The Beast Within - DISC
Gabriel Knight 3r-DISC
Ground Control-DISC
Ground Control 2
Homeworld 2
Homeworld Cataclysm-DISC
Homeworld-DISC
King's Quest
Kings Quest 1: Quest for the Crown
King's Quest 2: Romancing The Throne
King's Quest 3: To Heir Is Human
King's Quest 4: The Perils of Rosella
King's Quest 5: Absence Makes the Heart Grow Yonder
King's Quest 6: Heir Today, Gone Tomorrow
King's Quest The Princeless Bride - DISC
King's Quest VIII Mask of Eternity - DISC
Leisure Suit Larry Casino -DISC
Leisure Suit Larry's Ultimate Pleasure Pack- DISC
Lords of the Realm
Lords of the Realm 2-DISC
Lords of the Realm 3

Lord of the Rings: Fellowship of the Ring PC
Lord of the Rings: War of the Ring
Phantasmagoria - DISC
MissionForce: CyberStorm - DISC
Police Quest 1-DISC
Police Quest 2-DISC
Police Quest SWAT 3 - DISC
Sierra Sports Game Room-DISC
Starsiege Tribes/ JC -DISC
Starsiege-DISC
SWAT 3 GOTY -DISC 7/03/03
SWAT 3: Elite Edition -DISC
The Hobbit
The Incredible Machine Even More Contraptions-DISC
ThroneofDarkness-DISC
Tribes 2-DISC
Zeus: Master of Olympus